Exhibit 10.36

AMENDMENT NO. 10 TO LEASE

THIS AGREEMENT made this 29th day of September, 2010, by and between EWE WAREHOUSE INVESTMENTS V, LTD., as Lessor and MERRIMACK SERVICES CORPORATION dba PC CONNECTION SERVICES, as Lessee located at 2780-2880 Old State Route 73, Wilmington, Ohio 45177.

WITNESSETH:

WHEREAS, Lessor and Lessee entered into a Lease dated September 27, 1990, as amended June 28, 1996, July 31, 1998, June 26, 2000, July 31, 2002, February 28, 2005, October 26, 2006, January 28, 2009, October 13, 2009 and February 5, 2010, and

WHEREAS, the Lessor and Lessee desire to amend the Lease of approximately 102,400 square feet to extend the Term, revise the Rent and revise Option to Renew.

NOW THEREFORE, the Lease is amended as follows.

1. Article 1. TERM. shall be revised as follows.

Effective March 1, 2011, the term of this Lease shall be extended for an additional one (1) year for a total term of twenty (21) years, two (2) months commencing January 1, 1991 and ending February 29, 2012, both dates inclusive.

2. Lessee warrants that Lessee has accepted and is now in possession of the Premises and that the Lease is valid and presently in full force and effect. Lessee accepts the Premises in its present “as is” condition.

3. Article 4. RENT. shall be revised as follows.

For the one (1) year period commencing March 1, 2011 and ending February 29, 2012, the Lessee shall pay to the Lessor as Annual Rent for the Leased Premises the sum of FOUR HUNDRED THIRTY-FIVE THOUSAND TWO HUNDRED AND 04/100 DOLLARS ($435,200.04) which shall be paid in equal monthly installments of THIRTY-SIX THOUSAND TWO HUNDRED SIXTY-SIX AND 67/100 DOLLARS ($36,266.67), due and payable on the first day of each month, in advance, without demand.

Checks should be made payable to Easton & Associates Management Account c/o The Easton Group, 10165 N. W. 19th St., Miami, FL 33172. Said rent shall be paid to the Lessor, or to the duly authorized agent of the Lessor, at its office during business hours. If the commencement date of this Lease is other than the first day of the month, any rental adjustment or additional rents hereinafter provided for shall be prorated accordingly. The Lessee will pay the rent as herein provided, without deduction whatsoever, and without any obligation of the Lessor to make demand for it. Any installment of rent accruing hereunder and any other sum payable hereunder, if not paid when due, shall bear interest at the rate of eighteen percent (18%) per annum until paid.

Section 2. Shall remain the same.

Section 3. Shall remain the same.

4. The following OPTION TO RENEW. shall be revised.

Lessee is hereby granted two (2) Options to Renew this Lease for an additional term of one (1) years each on the same terms and conditions contained herein except for the rental and the length of the term, upon the conditions that:

a. written notice of the exercise of such option shall be given by Lessee to Lessor not less than one hundred twenty (120) days prior to the end of the term of this Lease (October 31, 2011 and October 31, 2012 respectively); and

b. at the time of the giving of such notice and at the expiration of the term of this Lease, there are no defaults in the covenants, agreements, terms and conditions on the part of Lessee to be kept and performed, and all rents are and have been fully paid. Provided also, that the rent to be paid during each of the said renewal periods shall be as follows:

First Renewal Period (March 1, 2012 thru February 28, 2013)

For the period commencing March 1, 2012 and ending February 28, 2013, the Lessee shall pay to the Lessor as Annual Rent for the Leased Premises the sum of FOUR HUNDRED FORTY-EIGHT THOUSAND FIVE HUNDRED TWELVE AND 00/100 DOLLARS ($448,512.00) which shall be paid in equal monthly installments of THIRTY-SEVEN THOUSAND THREE HUNDRED SEVENTY-SIX AND 00/100 DOLLARS ($37,376.00), due and payable on the first day of each month, in advance, without demand.

Second Renewal Period (March 1, 2013 thru February 28, 2014)

For the period commencing March 1, 2013 and ending February 28, 2014, the Lessee shall pay to the Lessor as Annual Rent for the Leased Premises the sum of FOUR HUNDRED SIXTY-ONE

THOUSAND EIGHT HUNDRED TWENTY-THREE AND 96/100 DOLLARS ($461,823.96) which shall be paid in equal monthly installments of THIRTY-EIGHT THOUSAND FOUR HUNDRED EIGHTY-FIVE AND 33/100 DOLLARS ($38,485.33), due and payable on the first day of each month, in advance, without demand.

5. Except as expressly amended herein, all other terms and conditions of the Lease remain in full force and effect.

IN WITNESS WHEREOF, the Lessor and Lessee have affixed their signatures to duplicates of this Amendment, this 29th day of September 2010, as to Lessee and this 6th day of October, 2010, as to Lessor.

Signed and acknowledged		Lessor:	EWE WAREHOUSE INVESTMENTS V, LTD.
in the presence of:			By:	MV Realty, Inc.
			Its:	Managing Agent

/S/ CHARLES A. MCCOSH	By:	/S/ BARBARA J. GILMORE
Charles A. McCosh		Barbara J. Gilmore
Print Name		Authorized Signer

/S/ KELLI L. WILSON
Kelli L. Wilson
Print Name

		LESSEE:	MERRIMACK SERVICES CORPORATION
dba PC CONNECTION SERVICES

/S/ PAMELA J. CARTER		By:	/S/ ROBERT PRATT
Pamela J. Carter			Robert Pratt
Print Name		Title:	Vice President of Facilities/Site Services

/S/ MICHELLE L. GAUTHIER
Michelle L. Gauthier
Print Name

[NOTARY ON NEXT PAGE…]

STATE OF OHIO, COUNTY OF MONTGOMERY, SS:

The foregoing instrument was acknowledged before me this 6th day of October, 2010, by Barbara J. Gilmore, Authorized Signer of MV Realty, Inc., Managing Agent of EWE WAREHOUSE INVESTMENTS V, LTD., on behalf of said company.

/S/ THERESA B. LYON
Notary Public

STATE OF New Hampshire, COUNTY OF Hillsborough, SS:

The foregoing instrument was acknowledged before me this 29th day of September, 2010, by Robert Pratt, the Vice President of Facilities and Site Services of MERRIMACK SERVICES CORPORATION dba PC CONNECTION SERVICES, a corporation on behalf of said corporation.

/S/ DOLORES R. COLLINS
NOTARY PUBLIC